UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008 (July 16, 2008)

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MYRIAD ENTERTAINMENT & RESORTS, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24789	64-0872630
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

987 Harris Street, Tunica, Mississippi 38676

(Address of Principal Executive Office) (Zip Code)

(800) 955-0762

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Myriad's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Myriad’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Myriad's actual results to differ from management's current expectations are contained in Myriad's filings with the Securities and Exchange Commission. Myriad undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Land Contract

On July 15, 2008, Entertainment & Resorts, Inc. (the “Company” or “Myriad”) entered into a Contract for the Sale and Purchase of Real Estate with Picture Window, LLC and Kenneth M. Murphree, LLC for the purchase and sale of certain property located in Tunica County, Mississippi (the “Land Contract”). The purchase price of the land pursuant to the Land Contract is $36m plus certain amounts based on percentage payments or minimum annual payments as set forth in the Land Contract. The purchase price for the land shall be paid $100,000 per month for five months and $35,500,000 payable upon closing. Further, the Company has agreed to pay the sellers an amount equal to two percent (2%) of the Gross Gaming Revenue as provided in the Land Contract. Subject to certain terms and conditions provided in the Land Contract, the Closing Date of the purchase and sale is scheduled for December 2, 2008; however, the Company can give no assurance that such Closing will occur on schedule.

A copy of the Land Contract is filed herewith as Exhibit 10.1.

Amended Employment Agreements

On August 9, 2006, Myriad and Nicholas A. Lopardo, the Company’s Interim Chief Executive Officer and Chairman of the Board, entered into an Employment Agreement (“2006 Agreement”), providing for the terms and conditions of Mr. Lopardo’s employment. On June 23, 2008 the Board of Director of the Company approved an amendment No. 1 to the 2006 Agreement, effective July 16, 2008 (“Amended Agreement”). Pursuant to the Amended Agreement, Mr. Lopardo shall maintain his position as a Member of the Board of Directors of Myriad, and, if elected, serve as its Chairman. The term of Mr. Lopardo’s Amended Agreement is three years.. Mr. Lopardp shall earn a base salary of $400,000 per year, payable upon the Company securing adequate financing. Mr. Lopardo is entitled to receive an annual incentive bonus. Within thirty (30) days of the Effective Date, the Company shall grant Mr. Lopardo three million (3,000,000) shares of restricted common stock in the Company. Mr. Lopardo shall be granted one million (1,000,000) shares of restricted common stock on each of the first, second and third anniversaries of the date of the Amended Agreement. Further, Mr. Lopardo is entitled to the Financing Bonus as provided in the 2006 Agreement.

A copy of Amended Agreement is filed herewith as Exhibit 10.2.

On November 1, 2006, the Company and Robert M. Leahy entered into an Employment Agreement (“2006 Leahy Agreement”), providing for the terms and conditions of Mr. Leahy’s employment. On June 23, 2008, the Board of Director of the Company approved an amendment No. 1 to the 2006 Leahy Agreement, effective July 1, 2008 (“Amended Leahy Agreement”).  Pursuant to the Amended Leahy Agreement Mr. Leahy shall continue to serve as Myriad’s Executive Vice President of Finance. The term of the Amended Leahy Agreement is three years. Mr. Leahy shall earn a base salary of $225,000 per year, payable upon the Company securing adequate financing. Mr. Leahy is entitled to receive an annual incentive bonus. Upon execution of the Amended Leahy Agreement the Company granted Mr. Leahy an option to purchase from the Company, 1,750,000 shares of the Company’s common stock, at a exercise price of $.15 per share. The option terminates on June 30, 2018.

A copy of the Amended Leahy Agreement is filed herewith as Exhibit 10.3.

ITEM 7.01

REGULATION FD DISCLOSURE

On July 15, 2008, the Company provided an update on its website titled, “July 2008 Update.” A copy of the update, as posted on the Company’s website is filed herewith as Exhibit 10.4.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

EXHIBITS.

Exhibit Number	Description
10.1	Contract for the Sale and Purchase of Real Estate, dated July 15, 2008.
10.2	Amendment to Employment Agreement of Nicholas A. Lopardo dated July 16, 2008
10.3	Amendment to Employment Agreement of Robert M. Leahy dated July 16, 2008.
10.4	Company update titled, “July 2008 Update.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 22, 2008

MYRIAD ENTERTAINMENT & RESPORTS, INC.

By:	/s/ NICHOLAS A. LOPARDO
Nicholas A. Lopardo Interim Chief Executive Officer